SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549

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                                POST-EFFECTIVE AMENDMENT NO.1
                                             to
                                          FORM S-8
                                    REGISTRATION STATEMENT
                                              Under
                                  THE SECURITIES ACT OF 1933
                        ---------------------------------------------------

          I2 TELECOM INTERNATIONAL, INC.
----------------------------------------------------
----------------------------------------------------
(Exact name of registrant as specified in its charter)

                   Washington                      91- 1426372
------------------------------------------- ----------------------------
------------------------------------------- ----------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

        5070 Old Ellis Pointe, Suite 110
                Roswell, Georgia                   30076
-------------------------------------------------------------------------
-------------------------------------------------------------------------
    (Address of principal executive offices)      (Zip Code)

            Amended And Restated 2004 Stock Incentive Plan
------------------------------------------------------------------------
------------------------------------------------------------------------
                       (Full title of the plan)

                        Paul R. Arena, Chief Executive Officer
                           5070 Old Ellis Pointe, Suite 110
                                Roswell, Georgia 30076
                                    (404) 567-4750

   copies to:

                           Peter Hogan, Esq.
                        Richardson & Patel LLP
                  10900 Wilshire Boulevard, Suite 500
                     Los Angeles, California 90024
                            (310) 208-1182
------------------------------------------------------------------------
------------------------------------------------------------------------
         (Name and address and telephone of agent for service)



                         CALCULATION OF REGISTRATION FEE
-------------------      ----------------         ----------------    --------------------- --------------------
                                               Proposed maximum      Proposed maximum
 Title of Securities         Amount to be      offering price per    aggregate offering        Amount of
   to be registered          registered            share (1)             price(1)         registration fee
                                                                                                 (1)
----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock                 5,000,000              $0.1515              $757,500              $ 23.26
----------------------- --------------------- -------------------- --------------------- --------------------

     (1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), the price per share and aggregate offering price are based upon the average closing high and low prices of the Common Stock of the Registrant as listed on the OTC Bulletin Board on March 21, 2007.

     (2) Pursuant to Rule 416 of the Securities Act, this Registration Statement shall also cover any additional shares of common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction by the Registrant.

                                 EXPLANATORY NOTE

            On January 3, 2006, i2 Telecom International, Inc., a Washington corporation, filed a Registration Statement (333-130835) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 10,000,000 shares of its common stock which had been authorized and reserved for issuance under the i2 Telecom International, Inc. 2004 Stock Incentive Plan. The contents of that Registration Statement are hereby incorporated by reference into this Registration Statement.

         This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, filed with the Securities and Exchange Commission on January 3, 2006 (the "Form S-8"), is filed to amend the Form S-8 to register An additional 5,000,000 shares of the Registrant's common stock in connection with the Registrant's amended 2004 Stock Incentive Plan (similarly amended and filed as
Exhibit 4.1 hereto), and to update the disclosures in the Form S-8 accordingly. Except as described herein, no other material changes have been made to the Form S-8.

                                       PART I
                   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information

     The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors, or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.           Registrant Information and Employee Plan Annual Information

     The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors, or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                   PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

                  The following documents are hereby incorporated by reference into this Registration Statement:

                  (a) The Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed by the Registrant with the Commission on April 4, 2006, as amended, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed;

                  (b) The Quarterly Report for the period ended March 31, 2006, filed with the Commission on Form 10-QSB on May 15, 2006;

                  (c) The Current Report on Form 8-K filed with the Commission on May 24, 2006;

                  (d) The Quarterly Report for the period ended June 30, 2006, filed with the Commission on Form 10-QSB on August 18, 2006;

                  (e) The Quarterly Report for the period ended September 30, 2006, filed with the Commission on Form 10-QSB on December 12, 2006;

                  (f) The Current Report on Form 8-K filed with the Commission on January 5, 2007;

                  (g) The Current Report on Form 8-K filed with the Commission on January 16, 2007;

                  (h) The Current Report on Form 8-K filed with the Commission on March 1, 2007;

                  (i) The Current Report on Form 8-K filed with the Commission on March 12, 2007;

                  (j) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form SB-2 (File No. 333-133294), filed with the Commission on April 13, 2006, including all amendments or reports filed for the purpose of updating such common stock description; and

                  (k) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

                  The class of securities to be offered is Common Stock.

Item 4.           Description of Securities

                  Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.           Interests of Named Experts and Counsel

                  Richardson & Patel LLP has given an opinion on the validity of the securities being registered hereunder. Erick Richardson and Nimish Patel, principals in the law firm, are eligible to receive shares of the Registrant's common stock pursuant to this Form S-8 Registration Statement.

Item 6.           Indemnification of Directors and Officers

     Section RCW 23B.08.510 of the Washington Business Corporation Act permits the indemnification of directors and officers of Washington corporations. The Registrant's amended and restated articles of incorporation and bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extend permitted by Washington law.

     Under Washington law, the Registrant has the power to indemnify its directors and officers against claims arising in connection with their service to the Registrant except when a director's or officer's conduct involves: (i) a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

     Section RCW 23B.08.540 of the Washington Business Corporation Act states that the court may order indemnification or advance of expenses if it determines that: (i) the director is entitled to mandatory indemnification under RCW23B.08.520, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; (ii) the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in RCWB.08.510 or was adjudged liable as described in RCW.23B.08.510(4), but if the director was adjudged so liable the director's indemnification is limited to reasonable expenses incurred unless the articles of incorporation or a bylaw, contract or resolution approved or ratified by the shareholders pursuant to RCW.08.560 providers otherwise; or
(iii) in the case of an advance of expenses, the director is entitled to the articles of incorporation, bylaws or any applicable resolution or contract, to payment or reimbursement of the director's reasonable expenses incurred as a party to the proceeding in advance of final disposition of the proceeding.

     The Registrant has purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. The Registrant's directors and officers are also insured against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they are not indemnified by the Registrant.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Item 7.           Exemption from Registration Claimed

                  Not applicable.

Item 8.           Exhibits.

                  4.1      Amended and Restated 2004 Stock Incentive Plan
                  5.1      Opinion and Consent from Richardson & Patel LLP
23.1     Consent of Freedman & Goldberg, Certified Public Accountants
23.2     Consent of Richardson & Patel LLP (included in Exhibit 5.1)

Item 9.           Undertakings

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution;

                  (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

                  (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

                  (4) For determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, to be a seller to the purchaser and to be considered to offer or sell such securities to such purchaser: a) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424);
b) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; c) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on its behalf; and d) any other communication that is an offer in the offering made by the Registrant to the purchaser.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on March 22, 2007.

           I2 TELECOM INTERNATIONAL, INC.



        By: /s/ Paul R. Arena
           Paul R. Arena, Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer), Secretary, and Chairman of the Board

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul R. Arena his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated on March 22, 2007.



/s/ Paul R. Arena
Paul R. Arena                Director


/s/ Audrey L. Braswell
Audrey L. Braswell           Director



/s/ James R. Rose
James R. Rose                Director



/s/ D. Chris Bylander
D. Chris Bylander           Director

                                                                    EXHIBIT 4.1


                                 i2 TELECOM INTERNATIONAL, INC.
                       AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

1. PURPOSE OF PLAN
      The purpose of the i2 Telecom International, Inc. Amended and Restated 2004 Stock Incentive Plan (the "Plan") is to advance the interests of i2 Telecom International, Inc. (the "Company") and its shareholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2. DEFINITIONS
      The following terms will have the meanings set forth below, unless the context clearly otherwise requires:
     2.1 "Board" means the Board of Directors of the Company.

     2.2 "Broker Exercise Notice" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

     2.3 "Change in Control" means an event described in Section 11.1 of the Plan.

     2.4 "Code" means the Internal Revenue Code of 1986, as amended.

     2.5 "Committee" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

     2.6 "Common Stock" means the common stock of the Company, no par value per share, or the number and 2 kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.5 of the Plan.

     2.7 "Company" means i2 Telecom International, Inc., a Washington corporation.

     2.8 "Disability" means, except with respect to Incentive Stock Options, the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.
         In the context of the period of exercisability of an Incentive Stock Option after termination of employment as addressed in Section 9.1(a) of the Plan, "Disability" shall in all events mean the permanent and total disability of the Participant within the meaning of Section 22(e) of the Code.

      2.9 "Eligible Recipients" means all employees of the Company or any Subsidiary and any non-employee directors, consultants and independent contractors of the Company or any Subsidiary. An Incentive Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Incentive Award shall not become vested prior to the date the employee first performs such services.

    2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    2.11 "Fair Market Value" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the mean between the reported high and low sale prices of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any national securities exchange or on the Nasdaq National Market; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported on any national securities exchange or on the Nasdaq National Market, the closing bid price as reported by the Nasdaq SmallCap
         Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion. If determined by the Committee, such determination will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the Participants and their respective successors-in-interest. No member of the Committee will be liable for any determination regarding the fair market value of the Common Stock that is made in good faith.


    2.12 "Incentive Award" means an Option, Restricted Stock Award or Stock Bonus granted to an Eligible Recipient pursuant to the Plan.

    2.13 "Incentive Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient 2 (who must be an employee of the Company or any Subsidiary) pursuant to Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

    2.14 "Non-Statutory Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

    2.15 "Option" means an Incentive Stock Option or a Non-Statutory Stock
          Option.

    2.16 "Participant" means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

    2.17 "Previously Acquired Shares" means shares of Common Stock that are already owned by the 2 Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

    2.18 "Restricted Stock Award" means an award of Common Stock granted to an Eligible Recipient 2 pursuant to Section 7 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 7.

    2.19 "Retirement" means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company's plan or practice for purposes of this determination.

    2.20 "Securities Act" means the Securities Act of 1933, as amended.

    2.21 "Stock Bonus" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan.

    2.22 "Subsidiary" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee; provided, however, that in the context of eligibility to receive Incentive Stock Options, as well as the effects of termination of employment with respect thereto as addressed in Section 9 hereof, "Subsidiary" shall have the meaning ascribed to "subsidiary corporation" by Section 424(f) of the Code.

3. PLAN ADMINISTRATION
     3.1 The Committee. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and, if the Board so determines in its sole discretion, who are "outside directors" within the meaning of Section 162(m) of the Code. Such a committee, if established, will act by majority approval of the members (including written consent of a majority of the members), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, "Committee" will refer to the Board or to such a committee, if established. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish;
         provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

3.2 Authority of the Committee.

      (a)  In accordance  with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

     (b) The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Incentive Award, however, whether pursuant to this Section 3.2 or any other provisions of the Plan, will be deemed to be a regrant of such Incentive Award for purposes of this Plan.

               (c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, that the amended or modified terms are permitted by the Plan as then in effect.

4. SHARES AVAILABLE FOR ISSUANCE
     4.1 Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.5 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 15,000,000 shares of Common Stock.

     4.2 Accounting for Incentive Awards. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Incentive Award that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any form other than shares of Common Stock, or used to satisfy the applicable tax withholding obligation will automatically again become available for issuance under the Plan. Any shares of Common Stock that constitute the forfeited portion of a Restricted Stock Award, however, will not become available for further issuance under the Plan.

     4.3 General Restrictions. Delivery of shares of Common Stock or other amounts under the Plan shall be subject to the following:

     (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

     (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be reflected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

    4.4 Shares of Common Stock Issued Pursuant to Incentive Stock Options. Subject to Sections 4.1 and 4.5, the maximum number of shares of Common Stock that may be issued under Options intended to be Incentive Stock Options pursuant to the Plan shall be 15,000,000.

    4.5   Adjustments to Shares and Incentive  Awards.  In the event of any reorganization, merger, consolidation, recapitalization, reclassification, stock dividend, stock split, of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) to outstanding Options, and (b) the exercise price of outstanding Options.

5. PARTICIPATION
      Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6. OPTIONS
    6 .1 Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option (if the Option so qualifies) or a Non-Statutory Stock Option.
         To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an "incentive stock option" for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

     6.2 Exercise Price. The per-share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Incentive Stock Option; provided, however, that such price will not be less than 110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company (within the meaning of Sections 424(f) and 424(e), respectively, of the Code).

     6.3 Exercisability and Duration. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable after 10 years from its date of grant or, in the case of an Eligible Participant who owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company
         (within the meaning of Sections 424(f) and 424(e), respectively, of the Code), five years from its date of grant. Notwithstanding the foregoing, each Option granted to a participant shall vest at a rate of at least 20% per year over 5 years from the date the Option is granted.

     6.4 Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares, a promissory note (on terms acceptable to the Committee in its sole discretion) or a combination of such items with or without some cash.

     6.5 Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Chief Financial Officer) at its office at 5070 Old Ellis Pointe, Suite 110, Roswell Georgia 30076 (or such other office as the Company may designate), and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

     6.6 Aggregate Limitation of Common Stock Subject to Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company, any subsidiary or parent corporation of the Company (within the meaning of Sections 424(f) and 424(e), respectively, of the Code) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options shall constitute Non-Statutory Stock Options. The determination shall be made by taking Incentive Stock Options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, may designate which shares shall be treated as shares to be acquired upon exercise of an Incentive Stock Option.

    6.7 Options to Purchase Stock of Acquired Companies. After any reorganization, merger or consolidation involving the Company or a subsidiary of the Company, the Committee may grant Options in substitution of options issued under a plan of another party to the reorganization, merger or consolidation, where such party's stock may no longer be outstanding following such transaction pursuant to
          Section 424(a) of the Code, the Committee shall have sole discretion to determine all terms and conditions of Options issued under this
          Section 6.7, including, but not limited to, exercise price and expiration date.

7. RESTRICTED STOCK AWARDS
     7.1 Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria.

     7.2 Rights as a Shareholder; Transferability. Except as provided in Sections 7.1, 7.3 and 12.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 7 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

     7.3 Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the Participants consent to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

     7.4 Enforcement of Restrictions. To enforce the restrictions referred to in this Section 7, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership,together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company's transfer agent.

8. STOCK BONUSES
      An Eligible Recipient may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee. The Participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a Participant as a Stock Bonus under this Section 10 upon the Participant becoming the holder of record of such shares; provided, however, that the Committee may impose such restrictions on the assignment or transfer of a Stock Bonus as it deems appropriate.

9. EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE
     9.1 Termination Due to Death, Disability or Retirement. In the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of death, Disability or (except in the case of Incentive Stock Options) Retirement:

     (a) all outstanding Options then held by the Participant will become immediately exercisable in full ( and will remain exercisable for a period of one year after such termination (but in no event after the expiration date of any such Option);

     (b) all Restricted Stock Awards then held by the Participant will become fully vested; and

     (c) all Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Stock Bonuses.

     9.2 Termination for Reasons Other Than Death, Disability or Retirement.

      (a) Subject to the second sentence of this Section 9.2(a), in the event a Participant's employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement (but including Retirement in the case of Incentive Stock Options), or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), (i) all outstanding Options then held by the Participant will remain exercisable to the extent exercisable as of such termination until the earlier of three months after such termination or the expiration date of any such Option, unless termination is for cause, in which case all Options will remain exercisable as of such termination for a period of one month after such termination (but in no event after the expiration of any such Option); ( ii ) all Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited; and ( iii) all Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the committee and set forth in the agreement evidencing such Stock Bonuses.

     (b) For purposes of this Section 9.2, "cause" (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, or (iv) any material breach of any employment, service, or noncompete agreement entered into with the Company or any Subsidiary.

     9.3 Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 9, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards and Stock Bonuses then held by such Participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, such termination of employment or service, in each case in the manner determined by the Committee; provided, however, no Option may remain exercisable beyond its expiration date.

     9.4 Breach of Confidentiality or Noncompete Agreements. Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary, such breach occurs before or after termination of such Participant's employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant without notice of any kind.

     9.5 Date of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, determined by the Committee in its sole discretion based upon such records.

10. PAYMENT OF WITHHOLDING TAXES
    10.1 General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant,exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

    10.2 Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part,any withholding or employment-related tax obligation described in Section 10.1 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

11. CHANGE IN CONTROL
    11.1 Change in Control. For purposes of this Section 11, a "Change in Control" of the Company will mean the following:

     (a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the ( assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

     (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

     (c) any person becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 20% or more, but less than 50%, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Incumbent Directors (as defined in Section 11.23 below), or (ii) 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

     (d) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) more than 50%, but less than 80%, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Incumbent Directors, or (ii) 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

     (e) the Incumbent Directors cease for any reason to constitute at least a majority of the Board; or

     (f) any other change in control of the Company of a nature that would be required to be reported ( pursuant to Section 13 or 15(d) of the
         Exchange     Act, whether or not the Company is then subject
         to such reporting requirements.

    11.2 Incumbent Directors. For purposes of this Section 11, "Incumbent Directors" of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Directors (either by specific vote or by approval of the Company's proxy statement in which such individual is named as a nominee for director without objection to such nomination).

    11.3 Acceleration of Vesting. Without limiting the authority of the Committee under Sections 3.2 and 4.5 of the Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in the agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, (a) all outstanding Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options have been granted remains in the employ or service of the Company or any Subsidiary; (b) all outstanding Restricted Stock Awards will become immediately fully vested and non-forfeitable; and (c) all outstanding Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Stock Bonuses.

    11.4 Cash Payment for Options. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant effected thereby, may determine that some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

    11.5 Limitation on Change in Control Payments. Notwithstanding anything in
         Section 11.3 or 11.4 of the Plan to the contrary, if, respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 11.3 or the payment of cash in exchange for all or part of an Incentive Award as provided in Section 11.4 (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with one another and any other "payments" which such Participant has the right to receive from the Company or any corporation that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the "payments" to such Participant pursuant to Section
         11.3 or 11.4 of the Plan will be reduced to the largest amount as will result in no portion of such "payments" being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that "payments" under such agreement or otherwise will be reduced, that such "payments" not be reduced or that the Participant will have the discretion to determine which "payments" will be reduced), then this
         Section 11.5 will not apply, and any "payments" to a Participant pursuant to Section 11.3 or 11.4 of the Plan will be treated as "payments" arising under such separate agreement.

12. RIGHTS OF ELIGIBLE RECIPIENTS AND PARTICIPANTS; TRANSFERABILITY.
    12.1 Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

    12.2 Rights as a Shareholder. As a holder of Incentive Awards (other than Restricted Stock Awards and Stock Bonuses), a Participant will have no rights as a shareholder unless and until such Incentive Awards are exercised for, or paid in the form of, of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

    12.3 Restrictions on Transfer. Except as otherwise provided in this Section 12.3, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, or (except with respect to Incentive Stock Options) pursuant to the terms of a domestic relations order, as defined in
         Section 414(p)(1)(B) of the Code, which satisfies the requirements of
         Section 414(p)(1)(A) of the Code (a "Qualified Domestic Relations Order"). During the lifetime of a Participant, only the Participant personally (or the Participant's personal representative or attorney-in-fact) or the alternate payee named in a Qualified Domestic Relations Order may exercise the Participant's rights under the Plan. The Participant's beneficiary may exercise a Participant's rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Non-Qualified Stock Options may transfer such Options to his or her spouse, ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only back to the Participant who originally received the Options or to an individual or trust to whom the Participant could have initially transferred the Option pursuant to this Section 12.3. Options which are transferred pursuant to this Section 12.3 shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant.

    12.4 Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

13. SECURITIES LAW AND OTHER RESTRICTIONS
      Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

14. PLAN AMENDMENT, MODIFICATION AND TERMINATION
      The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or quotation system on which the Common Stock is listed, including, but not limited to the over-the-counter electronic bulletin board and the Nasdaq Stock Market. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2, 4.5 and 13 of the Plan.

15. EFFECTIVE DATE AND DURATION OF THE PLAN
      The Plan is effective as of June 3, 2004, the date it was adopted by the Board and the shareholders. The Plan will terminate at midnight no later than 10 years from the effective date, and may be terminated prior to such time to by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

16. MISCELLANEOUS
    16.1 Governing Law. The validity, construction, interpretation, and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Florida, notwithstanding the conflicts of laws principles of any jurisdictions.

    16.2 Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

    16.3 Annual Report. Each year the Company will provide a copy of its Annual Report to Shareholders on Form 10-K or Form 10-KSB, as applicable, to all Participants.

                                                                    EXHIBIT 5.1


                            RICHARDSON & PATEL, LLP
                              10900 Wilshire Blvd.
                                   Suite 500
                         Los Angeles, California 90024
                               Tel (310) 208-1182
                               Fax (310) 208-1154


                                  March 22, 2007

i2 Telecom International, Inc.
5070 Old Ellis Pointe, Suite 110
Roswell, Georgia 30076

         Re:      2004 Stock Incentive Plan

Ladies and Gentlemen:

         We have acted as counsel to i2 Telecom International, Inc., a Washington corporation (the "Company"), in connection with the preparation of the filing with the Securities and Exchange Commission under the Securities Act of 1933 of the Company's Post-Effective Amendment No. 1 (the "Amendment") to its Registration Statement on Form S-8 relating to an additional 5,000,000 shares of the Company's common stock, no par value (the "Shares").

           In connection with the Amendment, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Certificate of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

         Based upon that review, it is our opinion that the Shares, when issued will be legally issued, fully paid, and non-assessable. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states of the United States as to the issuance and sale of the Shares.

         We consent to the use of this opinion in the Amendment filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the Amendment.



                                            /s/ RICHARDSON & PATEL, LLP



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                                                                    EXHIBIT 23.1
                           FREEDMAN & GOLDBERG

                       CERTIFIED PUBLIC ACCOUNTANTS

                        A PROFESSIONAL CORPORATION


                              TRI-ATRIA
                31150 NORTHWESTERN HIGHWA Y. SUITE 200
                   FARMINGTON HILLS. MICHIGAN 48334
                           (248) 626-2400
                      FAX, (248) 626-4298


ERIC W. FREEDMAN
MICHAEL GOLDBERG
JULIE A. CHEEK
WILLIAM A. MARSHALL
AMY S JACKNOW
GLORIA MOORE




CONSENT OF INDEPENDENT AUDITORS

We  consent  to  the  use  in  this   Registration   Statement   of  i2  Telecom
International. Inc. on Form S-8 of our reports dated March 29, 2006 for i2 Telecom International. Inc for the years ended December 31. 2005.2004 and 2003 appearing as a part of this Registration Statement _



/s/ Freedman & Goldberg, CPAs,PC
Freedman & Goldberg
Farmington Hills, Michigan
March 22, 2007